Exhibit 4.2

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

STOCK SUBSCRIPTION WARRANT

To Purchase 500,000 Shares of Common Stock of

RIB-X PHARMACEUTICALS, INC. (the “Company”)

DATE OF INITIAL ISSUANCE: June     , 2002

THIS CERTIFIES THAT for value received, CONNECTICUT INNOVATIONS, INCORPORATED or its registered assigns (the “Holder”) is entitled to purchase from the Company, at any time during the Term of this Warrant, Five Hundred Thousand (500,000) shares of common stock, $.001 par value, of the Company (the “Common Stock”), at the Warrant Price, payable in lawful money of the United States of America to be paid upon the exercise hereof. The exercise of this Warrant shall be subject to the provisions, limitations and restrictions herein contained, and may be exercised in whole or in part.

SECTION 1. Definitions.

For all purposes of this Warrant, the following terms shall have the meanings indicated:

Common Stock - shall mean and include the Company’s authorized Common Stock, $.001 par value, as constituted at the date hereof.

Current Market Price - shall mean, at any date and with respect to one share of Common Stock, the average of the daily closing prices for the 30 consecutive business days ending five business days before the day in question (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 30 business day period). The closing price for each day shall be the last reported sales price or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or as reported by Nasdaq (or if the Common Stock is not at the time listed or admitted for trading on any such exchange or if prices of the Common Stock are not reported by Nasdaq then such price shall be equal to the average of the last reported bid and asked prices on such day as reported by The National Quotation Bureau Incorporated or any similar reputable quotation and reporting service, if such quotation is not reported by The National Quotation Bureau Incorporated); provided, however, that if the Common Stock is not traded in such manner that the quotations referred to herein are available for the period required hereunder, the Current Market Price shall be determined in good faith by the Board of Directors of the Company or, if such determination cannot be made, by a nationally recognized independent investment banking firm selected by the Board of Directors of the Company (or if such selection cannot be made, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its rules).

Exchange Act - shall mean the Securities Exchange Act of 1934, as amended from time to time.

Preferred Stock - shall mean and include the Company’s authorized Series A-1 Convertible Preferred Stock, $.001 par value and the Company’s authorized Series A-2 Convertible Preferred Stock.

Preferred Stock Issuance - shall mean the Company’s issuance after the date hereof and on or before December 6, 2002 of all remaining and unissued shares of Preferred Stock.

Securities Act - shall mean the Securities Act of 1933, as amended.

Term of this Warrant - shall mean the period beginning on the date of initial issuance hereof and ending on the tenth anniversary of such date.

Warrant Price - shall mean initially $.6189 per share or, if the Company consummates a Preferred Stock Issuance, the lowest price per share at which shares of Preferred Stock were issued in the Preferred Stock Issuance; provided, however, in no event shall such initial Warrant Price be less than $.6189 per share or greater than $.7427 per share.

Warrant Shares - shall mean shares of Common Stock purchased or purchasable by the Holder of this Warrant upon the exercise hereof.

SECTION 2. Exercise of Warrant.

2.1. Procedure for Exercise of Warrant. To exercise this Warrant in whole or in part (but not as to any fractional share of Common Stock), the Holder shall deliver to the Company at its office referred to in Section 14 hereof at any time and from time to time during the Term of this Warrant: (i) the Notice of Exercise in the form attached hereto, (ii) cash, certified or official bank check payable to the order of the Company, wire transfer of funds to the Company’s account, or evidence of any indebtedness of the Company to the Holder (or any combination of any of the foregoing) in the amount of the Warrant Price for each share being purchased, and (iii) this Warrant. Notwithstanding any provisions herein to the contrary, if the Current Market Price is greater than the Warrant Price (at the date of calculation, as set forth below), in lieu of exercising this Warrant as hereinabove permitted, the Holder may elect to receive shares of Common Stock equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the office of the Company referred to in Section 14 hereof, together with the Notice of Exercise, in which event the Company shall issue to the Holder that number of shares of Common Stock computed using the following formula:

CS = WCS x (CMP-WP)

CMP

where:

CS equals the number of shares of Common Stock to be issued to the Holder;

WCS equals the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation);

CMP equals the Current Market Price (at the date of such calculation); and

WP equals the Warrant Price (as adjusted to the date of such calculation).

In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the Holder or such other name or names as may be designated by the Holder, shall be delivered to the Holder hereof within a reasonable time, not exceeding fifteen business days, after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof within such time. The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.2. Transfer Restriction Legend. Each certificate for Warrant Shares shall bear the following legend (and any additional legend required by (i) any applicable state securities laws and (ii) any securities exchange upon which such Warrant Shares may, at the time of such exercise, be listed) on the face thereof unless at the time of exercise such Warrant Shares shall be registered under the Securities Act:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution under a registration statement of the securities represented thereby) shall also bear such legend unless, in the opinion of counsel for the holder thereof (which counsel shall be reasonably satisfactory to counsel for the Company) the securities represented thereby are not, at such time, required by law to bear such legend.

SECTION 3. Covenants as to Common Stock. The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable, and free from all taxes (other than income taxes that may be payable by the Holder), liens and charges with respect to the issue thereof. Without limiting the generality of the foregoing, the Company covenants that it will from time to time take all such action as may be requisite to assure that the stated or par value per share, if any, of the Common Stock is at all times equal to or less than the then Warrant Price. The Company further covenants and agrees that it will pay when due and payable any and all federal and state taxes which may be payable in respect of the issue of this Warrant or any Common Stock or certificates therefor issuable upon the exercise of this Warrant (other than income taxes that may be payable by the Holder). The Company further covenants and agrees that if any shares of Common Stock to be reserved for the purpose of the issuance upon the exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon exercise, then the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If and so long as the Common Stock issuable upon the exercise of this Warrant is listed on any national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon exercise of this Warrant. The Company shall take no action which would cause any changes in the Common Stock as to which an appropriate adjustment in the number of Warrant Shares and Warrant Price could not be readily made pursuant to the intent of Sections 4 and 5 hereof.

SECTION 4. Adjustment of Number of Shares. Upon each adjustment of the Warrant Price as provided in Section 5, the Holder shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, the number of shares (calculated to the nearest tenth of a share) obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment.

SECTION 5. Adjustment of Warrant Price. The Warrant Price shall be subject to adjustment from time to time as follows:

5.1. Economic Diluting Issuances.

(a) If the Company shall at any time or from time to time during the Term of this Warrant issue shares of Common Stock other than Excluded Shares (as such term is defined in the Company’s First Amended and Restated Certificate of Incorporation as hereafter amended from time to time) without consideration or for a consideration per share less than the Warrant Price in effect immediately prior to the issuance of such Common Stock, the Warrant Price in effect immediately prior to each such issuance or adjustment shall upon such issuance be adjusted to a price equal to the quotient obtained by dividing:

(A) an amount equal to the sum of (x) the total number of shares of Common Stock outstanding (including any Excluded Shares and shares of Common Stock deemed to have been issued pursuant to subdivision (C) of Section 5.1(b)) immediately prior to such issuance multiplied by the Warrant Price in effect immediately prior to such issuance, plus (y) the consideration received by the Company upon such issuance, by

(B) the total number of shares of Common Stock outstanding (including any Excluded Shares and shares of Common Stock deemed to have been issued pursuant to subdivision (C) of Section 5.1(b)) immediately after the issuance of such Common Stock.

(b) For the purposes of any adjustment of the Warrant Price pursuant to this Section 5.1, the following provisions shall apply:

(A) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor prior to deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

(B) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors of the Company, irrespective of any accounting treatment.

(C) In the case of the issuance of (i) options to purchase or rights to subscribe for Common Stock, (ii) securities by their terms convertible into or exchangeable for Common Stock or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities:

(1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (A) and (B) above), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

(2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchanges thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (A) and (B) above);

(3) on any change in the number of shares of Common Stock deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities, other than a change resulting from the antidilution provisions thereof, the Warrant Price shall forthwith be readjusted to such Warrant Price as would have obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change being made upon the basis of such change; and

(4) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Warrant Price shall forthwith be readjusted to such Warrant Price as would have obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities being made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

5.2. Stock Dividends, Subdivisions, Split-Ups. If, at any time during the Term of this Warrant, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Warrant Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon the exercise hereof shall be increased in proportion to such increase in outstanding shares.

5.3. Stock Combinations. If, at any time during the Term of this Warrant, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Warrant Price shall be appropriately increased so that the number of shares of Common Stock issuable upon the exercise hereof shall be decreased in proportion to such decrease in outstanding shares.

5.4. Certain Dividends. If, at any time during the Term of this Warrant, the Company shall declare a cash dividend upon its Common Stock payable otherwise than out of earnings or earned surplus or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends and distributions) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Company convertible into or exchangeable for Common Stock), then, in each such case, immediately following the record date fixed for the determination of the holders of Common Stock entitled to receive such dividend or distribution, the Warrant Price in effect thereafter shall be determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction of which the numerator shall be an amount equal to the difference of (x) the Current Market Price of one share of Common Stock minus (y) the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the stock, securities, evidences of indebtedness, assets, options or rights so distributed in respect of one share of Common Stock, and of which the denominator shall be such Current Market Price.

5.5. General.

(a) All calculations of Warrant Price under this Section 5 shall be made to the nearest cent.

(b) Whenever the Warrant Price shall be adjusted as provided in this Section 5, the Company shall prepare a statement showing the facts requiring such adjustment and the Warrant Price that shall be in effect after such adjustment. The Company shall mail a copy of such statement first class postage prepaid, to each Holder of this Warrant at its, his or her address appearing on the Company’s records. Where appropriate, such copy may be given in advance and may be included as part of the notice required to be mailed under the provisions of Section 5.5 (d).

(c) Adjustments made pursuant to Sections 5.2, 5.3, or 5.4 above shall be made on the date such dividend, subdivision, split-up, combination or distribution, as the case may be, is made, and shall become effective at the opening of business on the business day next following the record date for the determination of stockholders entitled to such dividend, subdivision, split-up, combination or distribution.

(d) In the event the Company shall propose to take any action of the types described in Sections 5.2, 5.3, or 5.4 of this Section 5, the Company shall forward, at the same time and in the same manner, to the Holder of this Warrant such notice, if any, which the Company shall give to the holders of capital stock of the Company.

(e) In any case in which the provisions of this Section 5 require that an adjustment become effective immediately after a record date for an event, the Company may defer until the occurrence of such event issuing to the Holder of all or any part of this Warrant which is exercised after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such exercise before giving effect to such adjustment exercise; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(f) The sale or other disposition of any Common Stock theretofore held in the treasury of the Company shall be deemed to be an issuance thereof.

SECTION 6. Ownership.

6.1. Ownership of This Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant for registration of transfer as provided in this Section 6.

6.2. Transfer and Replacement. This Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by the Holder hereof in person or by its duly authorized attorney, and a new Warrant or Warrants, of the same tenor as this Warrant but registered in the name of the transferee or transferees (and in the name of the Holder, if a partial transfer is effected) shall be made and delivered by the Company upon surrender of this Warrant duly endorsed, at the office of the Company referred to in Section 14 hereof. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction, and, in such case, of indemnity or security reasonably satisfactory to it, and upon surrender of this Warrant if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant; provided that if the Holder hereof is an instrumentality of a state or local government or an institutional holder or a nominee for such an instrumentality or institutional holder an irrevocable agreement of indemnity by such Holder shall be sufficient for all purposes of this Section 6, and no evidence of loss or theft or destruction shall be necessary. This Warrant shall be promptly cancelled by the Company upon the surrender hereof in connection with any transfer or replacement. Except as otherwise provided above, in the case of the loss, theft or destruction of a Warrant, the Company shall pay all expenses, taxes and other charges payable in connection with any transfer or replacement of this Warrant, other than stock transfer taxes (if any) payable in connection with a transfer of this Warrant, which shall be payable by the Holder. Holder will not transfer this Warrant and the rights hereunder except in compliance with federal and state securities laws.

6.3. Warrant Shares Subject to Stockholder Agreement. The Warrant Shares shall be subject to the terms of the Stockholders Agreement dated December 6, 2001 between the Company and certain stockholders of the Company.

SECTION 7. Mergers, Consolidation, Sales. In the case of any proposed consolidation or merger of the Company with another entity, or the proposed sale of all or substantially all of its assets to another person or entity, or any proposed reorganization or reclassification of the capital stock of the Company, then, as a condition of such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the Holder of this Warrant shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein, in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable hereunder, such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for the number of shares of such Common Stock purchasable hereunder immediately before such consolidation, merger, sale, reorganization or reclassification. In any such case appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof shall thereafter be applicable as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of this Warrant. In the case of any proposed consolidation or merger of the Company with another entity, or the proposed sale of all or substantially all of its assets to another person or entity, or any proposed reorganization or reclassification of the capital stock of the Company in which the holders of the Company’s Common Stock are to receive assets in exchange for shares of Common Stock, then, as a condition of such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the Holder of this Warrant shall have the opportunity to exercise this Warrant at the time of such consolidation, merger, sale, reorganization or reclassification and receive upon the basis and upon the terms and conditions specified herein, in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable hereunder, such assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for the number of shares of such Common Stock purchasable hereunder immediately before such consolidation, merger, sale, reorganization or reclassification.

SECTION 8. Notice of Dissolution or Liquidation. In case of any distribution of the assets of the Company in dissolution or liquidation (except under circumstances when the foregoing Section 7 shall be applicable), the Company shall give notice thereof to the Holder hereof and shall make no distribution to shareholders until the expiration of fifteen (15) days from the date of mailing of the aforesaid notice and, in any case, the Holder hereof may exercise this Warrant prior to the expiration date hereof within fifteen (15) days from the date of the giving of such notice, and all rights herein granted not so exercised within such fifteen-day period shall thereafter become null and void.

SECTION 9. Notice of Extraordinary Dividends. If the Board of Directors of the Company shall declare any dividend or other distribution on its Common Stock except out of earned surplus or by way of a stock dividend payable in shares of its Common Stock, the Company shall mail notice thereof to the Holder hereof not less than 15 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution, and the Holder hereof shall not participate in such dividend or other distribution unless this Warrant is exercised prior to such record date. The provisions of this Section 9 shall not apply to distributions made in connection with transactions covered by Section 7.

SECTION 10. Fractional Shares. Fractional shares shall not be issued upon the exercise of this Warrant but in any case where the Holder would, except for the provisions of this Section 10, be entitled under the terms hereof to receive a fractional share upon the complete exercise of this Warrant, the Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the excess of the value of such fractional share (determined in such reasonable manner as may be prescribed in good faith by the Board of Directors of the Company) over the Warrant Price for such fractional share.

SECTION 11. Special Arrangements of the Company. The Company covenants and agrees that during the Term of this Warrant, unless otherwise approved by the Holder of this Warrant:

11.1. Will Reserve Shares. The Company will reserve and set apart and have available for issuance at all times, free from preemptive or other preferential rights, the number of shares of authorized but unissued Common Stock deliverable upon the exercise of this Warrant.

11.2. Will Not Amend Certificate. The Company will not amend its Certificate of Incorporation to eliminate as an authorized class of capital stock that class denominated as “Common Stock” on the date hereof.

11.3. Will Not Declare Dividends. The Company will not pay any dividend (except a stock dividend payable in shares of Common Stock) or other distribution on any of its capital stock unless such dividend or other distribution on such share of capital stock and all other dividends or distributions paid during the prior one year period on such shares of capital stock are paid out of earned surplus and the aggregate amount thereof is less than fifteen percent (15%) of the fair market value of the shares of capital stock (if then ascertainable) on the date of declaration of such dividend or other distribution.

11.4. Will Bind Successors. This Warrant shall be binding upon any Company or other person or entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets.

SECTION 12. Intentionally Omitted.

SECTION 13. Connecticut Presence; Put Right. The Company agrees that this Warrant and the Warrant Shares are “Shares” within the meaning of and defined in the Agreement Concerning Convertible Note and Connecticut Presence dated as of September 19, 2001, between the Company and Connecticut Innovations, Incorporated as amended by the Amendment to Put Agreement dated as of December 6, 2001 (the “Put Agreement”) and, so long as this Warrant or any part thereof is outstanding and the Current Market Price is greater than the Warrant price, the Put Price for this Warrant under the Put Agreement shall be the difference between the Current Market Price of one share of Common Stock and the Warrant Price multiplied by the number of shares of Common Stock into which this Warrant is then exercisable. The provisions of the Put Agreement as applicable to this Warrant and the Warrant Shares shall remain in full force and effect while this Warrant or any Warrant Shares are outstanding, notwithstanding any purported termination of the Put Agreement.

SECTION 14. Notices. Any notice or other document required or permitted to be given or delivered to the Holder shall be delivered at, or sent by certified or registered mail to, the Holder at 999 West Street, Rocky Hill, CT 06067, Attn: President or to such other address as shall have been furnished to the Company in writing by the Holder. Any notice or other document required or permitted to be given or delivered to the Company shall be delivered at, or sent by certified or registered mail to, the Company at 25 Science Park, Suite 611, New Haven, CT 06511, Attn: President or to such other address as shall have been furnished in writing to the Holder by the Company. Any notice so addressed and mailed by registered or certified mail shall be deemed to be given when so mailed. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee.

SECTION 15. No Rights as Stockholder; Limitation of Liability. This Warrant shall not entitle the Holder to any of the rights of a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Warrant Price hereunder or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

SECTION 16. Acknowledgment of Continuing Obligation. The Company will, at the time of any exercise of this Warrant in whole or in part, upon request of the Holder hereof, acknowledge in writing its continuing obligation to such Holder in respect of any rights (including without limitation any right to registration of the shares of Common Stock issued upon such exercise) to which such Holder shall continue to be entitled after such exercise in accordance with this Warrant; provided, however, that the failure of such Holder to make any such request shall not affect the continuing obligation of the Company to such Holder in respect of such rights.

SECTION 17. Representations and Warranties. The Company hereby represents and warrants to the Holder hereof as follows:

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to conduct its business as presently conducted, has the corporate power and authority to execute, issue and deliver this Warrant and to perform its obligations under this Warrant, has the corporate power and authority and legal right to own and lease its properties and is duly qualified and in good standing as a foreign corporation in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification, except where failure to be so qualified could not be reasonably expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

(b) The execution, delivery, issuance and performance by the Company of this Warrant and the issuance of the Warrant Shares upon exercise of this Warrant have been duly authorized by all necessary corporate action and do not and will not violate, or result in a breach of, or constitute a default under, or require any consent under, or result in the creation of any lien, charge or encumbrance upon the assets of the Company pursuant to, any law, statute, ordinance, rule, regulation, order or decree of any court, governmental body or regulatory authority or administrative agency having jurisdiction over the Company or its subsidiaries or any contract, mortgage, loan agreement, note, lease or other instrument binding upon the Company or its subsidiaries or by which their properties are bound.

(c) This Warrant has been duly executed, issued and delivered by the Company and constitutes a legal, valid, binding and enforceable obligation of the Company. The Warrant Shares, when issued upon exercise of this Warrant in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, with no personal liability attaching to the ownership thereof.

(d) The Company has authorized capital stock consisting of (x) 62,728,281 shares of Common Stock, $.001 par value, of which 3,788,095 shares are issued and outstanding, and (y) 102,179,568 shares of Preferred Stock, $.001 par value, of which 53,033,686 shares are designated as Series A Convertible Preferred Stock, of which 16,006,079 shares are issued and outstanding.

SECTION 18. Law Governing. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to its conflict of laws principles.

SECTION 19. Miscellaneous. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought. The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

[intentionally left blank — signature page follows]

[signature page to Warrant]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the date first written above.

RIB-X PHARMACEUTICALS, INC.

By:	/s/ Susan Froshauer
Susan Froshauer Ph.D.
Its President
Duly Authorized

FORM OF NOTICE OF EXERCISE

[To be signed only upon exercise of the Warrant]

TO BE EXECUTED BY THE REGISTERED HOLDER

TO EXERCISE THE WITHIN WARRANT

The undersigned hereby exercises the right to purchase                  shares of Common Stock which the undersigned is entitled to purchase by the terms of the within Warrant according to the conditions thereof, and herewith makes payment of the Warrant Price of such shares in full. All shares to be issued pursuant hereto shall be issued in the name of, and the initial address of such person to be entered on the books of the Company shall be:

The shares are to be issued in certificates of the following denominations:

[Type Name of Holder]

By:

Title:

Dated:

FORM OF ASSIGNMENT

(ENTIRE)

[To be signed only upon transfer of entire Warrant]

TO BE EXECUTED BY THE REGISTERED HOLDER

TO TRANSFER THE WITHIN WARRANT

FOR VALUE RECEIVED                      hereby sells, assigns and transfers unto                      all rights of the undersigned under and pursuant to the within Warrant, and the undersigned does hereby irrevocably constitute and appoint                      Attorney to transfer the said Warrant on the books of the Company, with full power of substitution.

[Type Name of Holder]

By:

Title:

Dated:

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ASSIGNMENT

(PARTIAL)

[To be signed only upon partial transfer of Warrant]

TO BE EXECUTED BY THE REGISTERED HOLDER

TO TRANSFER THE WITHIN WARRANT

FOR VALUE RECEIVED                      hereby sells, assigns and transfers unto                      (i) the rights of the undersigned to purchase                      shares of Common Stock under and pursuant to the within Warrant, and (ii) on a non-exclusive basis, all other rights of the undersigned under and pursuant to the within Warrant, it being understood that the undersigned shall retain, severally (and not jointly) with the transferee(s) named herein, all rights assigned on such non-exclusive basis. The undersigned does hereby irrevocably constitute and appoint                      Attorney to transfer the said Warrant on the books of the Company, with full power of substitution.

[Type Name of Holder]

By:

Title:

Dated:

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

EXECUTION VERSION

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

STOCK SUBSCRIPTION WARRANT

To Purchase 52,717 Shares of Common Stock of

RIB-X PHARMACEUTICALS, INC. (the “Company”)

DATE OF INITIAL ISSUANCE: September 27, 2007

THIS CERTIFIES THAT for value received, CONNECTICUT INNOVATIONS, INCORPORATED or its registered assigns (the “Holder”) is entitled to purchase from the Company, at any time during the Term of this Warrant (as defined below), FIFTY-TWO THOUSAND SEVEN HUNDRED SEVENTEEN (52,717) shares of common stock, $.001 par value, of the Company (the “Common Stock”), at the Warrant Price (as defined below), payable in lawful money of the United States of America to be paid upon the exercise hereof. The exercise of this Warrant shall be subject to the provisions, limitations and restrictions herein contained, and may be exercised in whole or in part.

SECTION 1. Definitions.

For all purposes of this Warrant, the following terms shall have the meanings indicated:

Common Stock shall mean and include the Company’s authorized Common Stock, $.001 par value, as constituted at the date hereof.

Current Market Price shall mean, at any date and with respect to one (1) share of Common Stock, the average of the daily closing prices for the thirty (30) consecutive business days ending five (5) business days before the day in question (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 30-business day period). The closing price for each day shall be the last reported sales price or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading (or if the Common Stock is not at the time listed or admitted for trading on any such exchange then such price shall be equal to the average of the last reported bid and asked prices on such day as reported by The National Quotation Bureau Incorporated or any similar reputable quotation and reporting service, if such quotation is not reported by The National Quotation Bureau Incorporated);

provided, however, that if the Common Stock is not traded in such manner that the quotations referred to herein are available for the period required hereunder, the Current Market Price shall be determined in good faith by the Board of Directors of the Company or, if such determination cannot be made, by a nationally recognized independent investment banking firm selected by the Board of Directors of the Company (or if such selection cannot be made, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its rules).

Exchange Act shall mean the Securities Exchange Act of 1934, as amended from time to time.

Preferred Stock shall mean and include the Company’s authorized Preferred Stock, $.001 par value per share.

Securities Act shall mean the Securities Act of 1933, as amended.

Term of this Warrant shall mean the period beginning on the date of initial issuance hereof and ending on the fifth (5th) anniversary of such date.

Warrant Price shall mean $.6189 per share, as adjusted pursuant to the terms of this Warrant.

Warrant Shares shall mean shares of Common Stock purchased or purchasable by the Holder of this Warrant upon the exercise hereof, as adjusted pursuant to the terms of this Warrant.

SECTION 2. Exercise of Warrant.

2.1 Procedure for Exercise of Warrant. To exercise this Warrant in whole or in part (but not as to any fractional share of Common Stock), the Holder shall deliver to the Company at its office referred to in Section 14 hereof at any time and from time to time during the Term of this Warrant: (i) the Notice of Exercise in the form attached hereto, (ii) cash, certified or official bank check payable to the order of the Company, wire transfer of funds to the Company’s account, or evidence of any indebtedness of the Company to the Holder (or any combination of any of the foregoing) in the amount of the Warrant Price for each share being purchased, and (iii) this Warrant. Notwithstanding any provisions herein to the contrary, if the Current Market Price is greater than the Warrant Price (at the date of calculation, as set forth below), in lieu of exercising this Warrant as hereinabove permitted, the Holder may elect to receive shares of Common Stock equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the office of the Company referred to in Section 14 hereof, together with the Notice of Exercise, in which event the Company shall issue to the Holder that number of shares of Common Stock computed using the following formula:

CS = WCS x (CMP-WP)

CMP

where:

CS equals the number of shares of Common Stock to be issued to the Holder;

WCS equals the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation);

CMP equals the Current Market Price (at the date of such calculation); and

WP equals the Warrant Price (as adjusted to the date of such calculation).

In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the Holder or such other name or names as may be designated by the Holder, shall be delivered to the Holder hereof within a reasonable time, not exceeding fifteen (15) business days, after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such time. The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes were made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.2 Transfer Restriction Legend. Each certificate for Warrant Shares shall bear the following legend (and any additional legend required by (i) any applicable state securities laws and (ii) any securities exchange upon which such Warrant Shares may, at the time of such exercise, be listed) on the face thereof unless at the time of exercise such Warrant Shares shall be registered under the Securities Act:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution under a registration statement of the securities represented thereby) shall also bear such legend unless, in the opinion of counsel for the holder thereof (which counsel shall be reasonably satisfactory to counsel for the Company) the securities represented thereby are not, at such time, required by law to bear such legend.

SECTION 3. Covenants as to Common Stock. The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable, and free from all taxes (other than income taxes that may be payable by the Holder), liens and charges with respect to the issue thereof. Without limiting the generality of the foregoing, the Company covenants that it will from time to time take all such action as may be requisite to assure that the stated or par value per share, if any, of the Common Stock is at all times equal to or less than the then-effective Warrant Price. The Company further covenants and agrees that it will pay when due and payable any and all federal and state taxes which may be payable in respect of the issue of this Warrant or any Common Stock or certificates therefor issuable upon the exercise of this Warrant (other than income taxes that may be payable by the Holder). The Company further covenants and agrees that if any shares of Common Stock to be reserved for the purpose of the issuance upon the exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon exercise, then the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If and so long as the Common Stock issuable upon the exercise of this Warrant is listed on any national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon exercise of this Warrant. The Company shall take no action which would cause any changes in the Common Stock as to which an appropriate adjustment in the number of Warrant Shares and Warrant Price could not be readily made pursuant to the intent of Sections 4 and 5 hereof.

SECTION 4. Adjustment of Number of Shares. Upon each adjustment of the Warrant Price as provided in Section 5, the Holder shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, the number of shares (calculated to the nearest tenth (10th) of a share) obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment.

SECTION 5. Adjustment of Warrant Price. The Warrant Price shall be subject to adjustment from time to time as follows:

5.1 Economic Diluting Issuances.

(a) If the Company shall at any time or from time to time during the Term of this Warrant issue shares of Common Stock other than Excluded Shares (as such term is defined in the Company’s Fourth Amended and Restated Certificate of Incorporation as hereafter amended from time to time) without consideration or for a consideration per share less than the Warrant Price in effect immediately prior to the issuance of such Common Stock, the Warrant Price in effect immediately prior to each such issuance or adjustment shall upon such issuance be adjusted to a price equal to the quotient obtained by dividing:

(1) an amount equal to the sum of (x) the total number of shares of Common Stock outstanding (including any Excluded Shares and shares of Common Stock deemed to have been issued pursuant to subdivision (C) of Section 5.1(b)) immediately prior to such issuance multiplied by the Warrant Price in effect immediately prior to such issuance, plus (y) the consideration received by the Company upon such issuance, by

(2) the total number of shares of Common Stock outstanding (including any Excluded Shares and shares of Common Stock deemed to have been issued pursuant to subdivision (C) of Section 5.1(b)) immediately after the issuance of such Common Stock.

(b) For the purposes of any adjustment of the Warrant Price pursuant to this Section 5.1, the following provisions shall apply:

(A) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor prior to deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

(B) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors of the Company, irrespective of any accounting treatment.

(C) In the case of the issuance of (i) options to purchase or rights to subscribe for Common Stock, (ii) securities by their terms convertible into or exchangeable for Common Stock or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities:

(1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (A) and (B) above), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

(2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchanges thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (A) and (B) above);

(3) on any change in the number of shares of Common Stock deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities, other than a change resulting from the antidilution provisions thereof, the Warrant Price shall forthwith be readjusted to such Warrant Price as would have obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change being made upon the basis of such change; and

(4) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Warrant Price shall forthwith be readjusted to such Warrant Price as would have obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities being made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

5.2 Stock Dividends, Subdivisions, Split-Ups. If, at any time during the Term of this Warrant, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Warrant Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon the exercise hereof shall be increased in proportion to such increase in outstanding shares.

5.3 Stock Combinations. If, at any time during the Term of this Warrant, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Warrant Price shall be appropriately increased so that the number of shares of Common Stock issuable upon the exercise hereof shall be decreased in proportion to such decrease in outstanding shares.

5.4 Certain Dividends. If, at any time during the Term of this Warrant, the Company shall declare a cash dividend upon its Common Stock payable otherwise than out of earnings or earned surplus or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends and distributions) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Company convertible into or exchangeable for Common Stock), then, in each such case, immediately following the record date fixed for the determination of the holders of Common Stock entitled to receive such dividend or distribution, the Warrant Price in effect thereafter shall be determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction of which the numerator shall be an amount equal to the difference of (x) the Current Market Price of one (1) share of Common Stock minus (y) the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the stock, securities, evidences of indebtedness, assets, options or rights so distributed in respect of one (1) share of Common Stock, and of which the denominator shall be such Current Market Price.

5.5 General.

(a) All calculations of Warrant Price under this Section 5 shall be made to the nearest cent ($.01).

(b) Whenever the Warrant Price shall be adjusted as provided in this Section 5, the Company shall prepare a statement showing the facts requiring such adjustment and the Warrant Price that shall be in effect after such adjustment. The Company shall mail a copy of such statement first class postage prepaid, to each Holder of this Warrant at its, his or her address appearing on the Company’s records. Where appropriate, such copy may be given in advance and may be included as part of the notice required to be mailed under the provisions of Section 5.5(d).

(c) Adjustments made pursuant to Sections 5.2, 5.3, or 5.4 above shall be made on the date such dividend, subdivision, split-up, combination or distribution, as the case may be, is made, and shall become effective at the opening of business on the business day next following the record date for the determination of stockholders entitled to such dividend, subdivision, split-up, combination or distribution.

(d) In the event the Company shall propose to take any action of the types described in Sections 5.2, 5.3, or 5.4 above, the Company shall forward, at the same time and in the same manner, to the Holder of this Warrant such notice, if any, which the Company shall give to the holders of capital stock of the Company.

(e) In any case in which the provisions of this Section 5 require that an adjustment become effective immediately after a record date for an event, the Company may defer until the occurrence of such event issuing to the Holder of all or any part of this Warrant which is exercised after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such exercise before giving effect to such adjustment exercise; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(f) The sale or other disposition of any Common Stock theretofore held in the treasury of the Company shall be deemed to be an issuance thereof.

SECTION 6. Ownership.

6.1 Ownership of This Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant for registration of transfer as provided in this Section 6.

6.2 Transfer and Replacement. This Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by the Holder hereof in person or by its duly authorized attorney, and a new Warrant or Warrants, of the same tenor as this Warrant but registered in the name of the transferee or transferees (and in the name of the Holder, if a partial transfer is effected) shall be made and delivered by the Company upon surrender of this Warrant duly endorsed, at the office of the Company referred to in Section 14 hereof. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction, and, in such case, of indemnity or security reasonably satisfactory to it, and upon surrender of this Warrant if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant; provided that if the Holder hereof is an instrumentality of a state or local government or an institutional holder or a nominee for such an instrumentality or institutional holder an irrevocable agreement of indemnity by such Holder shall be sufficient for all purposes of this Section 6, and no evidence of loss or theft or destruction shall be necessary. This Warrant shall be promptly cancelled by the Company upon the surrender hereof in connection with any transfer or replacement. Except as otherwise provided above, in the case of the loss, theft or destruction of a Warrant, the Company shall pay all expenses, taxes and other charges payable in connection with any transfer or replacement of this Warrant, other than stock transfer taxes (if any) payable in connection with a transfer of this Warrant, which shall be payable by the Holder. Holder will not transfer this Warrant and the rights hereunder except in compliance with federal and state securities laws.

6.3 Warrant Shares Subject to Stockholder Agreement. The Warrant Shares shall be subject to the terms of the Third Amended and Restated Stockholders Agreement, dated June 6, 2006, by and among the Company and certain stockholders of the Company (including the Holder).

SECTION 7. Mergers, Consolidation, Sales. In the case of any proposed consolidation or merger of the Company with another entity, or the proposed sale of all or substantially all of its assets to another person or entity, or any proposed reorganization or reclassification of the capital stock of the Company, then; as a condition of such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the Holder of this Warrant shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein, in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable hereunder, such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for the number of shares of such Common Stock purchasable hereunder immediately before such consolidation, merger, sale, reorganization or reclassification. In any such case appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof shall thereafter be applicable as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of this Warrant. In the case of any proposed consolidation or merger of the Company with another entity, or the proposed sale of all or substantially all of its assets to another person or entity, or any proposed reorganization or reclassification of the capital stock of the Company in which the holders of the Company’s Common Stock are to receive assets in exchange for shares of Common Stock, then, as a condition of such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the Holder of this Warrant shall have the opportunity to exercise this Warrant at the time of such consolidation, merger, sale, reorganization or reclassification and receive upon the basis and upon the terms and conditions specified herein, in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable hereunder, such assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for the number of shares of such Common Stock purchasable hereunder immediately before such consolidation, merger, sale, reorganization or reclassification.

SECTION 8. Notice of Dissolution or Liquidation. In case of any distribution of the assets of the Company in dissolution or liquidation (except under circumstances when the foregoing Section 7 shall be applicable), the Company shall give notice thereof to the Holder and shall make no distribution to shareholders until the expiration of fifteen (15) days from the date of mailing of the aforesaid notice and, in any case, the Holder may exercise this Warrant prior to the expiration date hereof within fifteen (15) days from the date of the giving of such notice, and all rights herein granted not so exercised within such fifteen-day period shall thereafter become null and void.

SECTION 9. Notice of Extraordinary Dividends. If the Board of Directors of the Company shall declare any dividend or other distribution on its Common Stock except out of earned surplus or by way of a stock dividend payable in shares of its Common Stock, the Company shall mail notice thereof to the Holder not less than 15 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution, and the Holder shall not participate in such dividend or other distribution unless this Warrant is exercised prior to such record date. The provisions of this Section 9 shall not apply to distributions made in connection with transactions covered by Section 7.

SECTION 10. Fractional Shares. Fractional shares shall not be issued upon the exercise of this Warrant but in any case where the Holder would, except for the provisions of this Section 10, be entitled under the terms hereof to receive a fractional share upon the complete exercise of this Warrant, the Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the excess of the value of such fractional share (determined in such reasonable manner as may be prescribed in good faith by the Board of Directors of the Company) over the Warrant Price for such fractional share.

SECTION 11. Special Arrangements of the Company. The Company covenants and agrees that during the Term of this Warrant, unless otherwise approved by the Holder of this Warrant:

11.1 Will Reserve Shares. The Company will reserve and set apart and have available for issuance at all times, free from preemptive or other preferential rights, the number of shares of authorized but unissued Common Stock deliverable upon the exercise of this Warrant.

11.2 Will Not Amend Certificate. The Company will not amend its Certificate of Incorporation to eliminate as an authorized class of capital stock that class denominated as “Common Stock” on the date hereof.

11.3 Will Not Declare Dividends. The Company will not pay any dividend (except a stock dividend payable in shares of Common Stock) or other distribution on any of its capital stock unless such dividend or other distribution on such share of capital stock and all other dividends or distributions paid during the prior one (1) year period on such shares of capital stock are paid out of earned surplus and the aggregate amount thereof is less than fifteen percent

(15%) of the fair market value of the shares of capital stock (if then ascertainable) on the date of declaration of such dividend or other distribution.

11.4 Will Bind Successors. This Warrant shall be binding upon any Company or other person or entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets.

SECTION 12. Intentionally Omitted.

SECTION 13. Connecticut Presence; Put Right. The Company agrees that this Warrant and the Warrant Shares shall be subject to that certain Amended and Restated Put Agreement dated as of September 27, 2007 between the Company and Connecticut Innovations, Incorporated, as the same may be amended and in effect from time to time.

SECTION 14. Notices. Any notice or other document required or permitted to be given or delivered to the Holder shall be delivered at, or sent by certified or registered mail to, the Holder at 200 Corporate Place, 3rd Floor, Rocky Hill, CT 06067, Attn: President or to such other address as shall have been furnished to the Company in writing by the Holder. Any notice or other document required or permitted to be given or delivered to the Company shall be delivered at, or sent by certified or registered mail to, the Company at 300 George Street, Suite 301, New Haven, CT 06511, Attn: President or to such other address as shall have been furnished in writing to the Holder by the Company. Any notice so addressed and mailed by registered or certified mail shall be deemed to be given when so mailed. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee.

SECTION 15. No Rights as Stockholder; Limitation of Liability. This Warrant shall not entitle the Holder to any of the rights of a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Warrant Price hereunder or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

SECTION 16. Acknowledgment of Continuing Obligation. The Company will, at the time of any exercise of this Warrant in whole or in part, upon request of the Holder hereof, acknowledge in writing its continuing obligation to such Holder in respect of any rights (including without limitation any right to registration of the shares of Common Stock issued upon such exercise) to which such Holder shall continue to be entitled after such exercise in accordance with this Warrant; provided, however, that the failure of such Holder to make any such request shall not affect the continuing obligation of the Company to such Holder in respect of such rights.

SECTION 17. Representations and Warranties. The Company hereby represents and warrants to the Holder hereof as follows:

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to conduct its business as presently conducted, has the corporate power and authority to execute, issue and deliver this Warrant and to perform its obligations under this Warrant, has the corporate power and authority and legal right to own and lease its properties and is duly qualified and in good standing as a foreign corporation in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification, except where failure to be so qualified could not be reasonably expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

(b) The execution, delivery, issuance and performance by the Company of this Warrant and the issuance of the Warrant Shares upon exercise of this Warrant have been duly authorized by all necessary corporate action and do not and will not violate, or result in a breach of, or constitute a default under, or require any consent under, or result in the creation of any lien, charge or encumbrance upon the assets of the Company pursuant to, any law, statute, ordinance, rule, regulation, order or decree of any court, governmental body or regulatory authority or administrative agency having jurisdiction over the Company or its subsidiaries or any contract, mortgage, loan agreement, note, lease or other instrument binding upon the Company or its subsidiaries or by which their properties are bound.

(c) This Warrant has been duly executed, issued and delivered by the Company and constitutes a legal, valid, binding and enforceable obligation of the Company. The Warrant Shares, when issued upon exercise of this Warrant in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, with no personal liability attaching to the ownership thereof.

(d) The Company has authorized capital stock consisting of (x) 250,000,000 shares of Common Stock, of which 9,796,625 shares are issued and outstanding, and (y) 389,387,991 shares of Preferred Stock, of which (I) 9,324,862 shares have been designated Series A-1 Preferred Stock, of which 9,240,184 shares are issued and outstanding, (II) 2,878,091 shares have been designated as Series A-1(A) Preferred Stock, of which 2,878,091 shares are issued and outstanding, (III) 3,887,804 shares have been designated Series A-L Preferred Stock, of which 3,887,804 shares are issued and outstanding, (IV) 97,047,183 shares have been designated Series B Preferred Stock, of which 97,047,183 shares are issued and outstanding, (V) 5,554,208 shares have been designated Series B-1 Preferred Stock, of which 5,554,208 shares are issued and outstanding, and (VI) 82,161,899 shares have been designated Series C Preferred Stock, of which 81,192,437 shares are issued and outstanding.

SECTION 18. Law Governing. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to its conflict of laws principles.

SECTION 19. Miscellaneous. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought. The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

[intentionally left blank - signature page follows]

[signature page to Warrant]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the date first written above.

RIB-X PHARMACEUTICALS, INC.

By:	/s/ Susan Froshauer

Its President and CEO

FORM OF NOTICE OF EXERCISE

[To be signed only upon exercise of the Warrant]

TO BE EXECUTED BY THE REGISTERED HOLDER

TO EXERCISE THE WITHIN WARRANT

The undersigned hereby exercises the right to purchase                  shares of Common Stock which the undersigned is entitled to purchase by the terms of the within Warrant according to the conditions thereof, and herewith makes payment of the Warrant Price of such shares in full. All shares to be issued pursuant hereto shall be issued in the name of, and the initial address of such person to be entered on the books of the Company shall be:

The shares are to be issued in certificates of the following denominations:

[Type Name of Holder]

By:

Title:

Dated:

FORM OF ASSIGNMENT

(ENTIRE)

[To be signed only upon transfer of entire Warrant]

TO BE EXECUTED BY THE REGISTERED HOLDER

TO TRANSFER THE WITHIN WARRANT

FOR VALUE RECEIVED                      hereby sells, assigns and transfers unto                      all rights of the undersigned under and pursuant to the within Warrant, and the undersigned does hereby irrevocably constitute and appoint                      Attorney to transfer the said Warrant on the books of the Company, with full power of substitution.

[Type Name of Holder]

By:

Title:

Dated:

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ASSIGNMENT

(PARTIAL)

[To be signed only upon partial transfer of Warrant]

TO BE EXECUTED BY THE REGISTERED HOLDER

TO TRANSFER THE WITHIN WARRANT

FOR VALUE RECEIVED                      hereby sells, assigns and transfers unto                      (i) the rights of the undersigned to purchase                  shares of Common Stock under and pursuant to the within Warrant, and (ii) on a non-exclusive basis, all other rights of the undersigned under and pursuant to the within Warrant, it being understood that the undersigned shall retain, severally (and not jointly) with the transferee(s) named herein, all rights assigned on such non-exclusive basis. The undersigned does hereby irrevocably constitute and appoint                      Attorney to transfer the said Warrant on the books of the Company, with full power of substitution.

[Type Name of Holder]

By:

Title:

Dated:

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

EXECUTION VERSION

AMENDED AND RESTATED PUT AGREEMENT

THIS AMENDED AND RESTATED PUT AGREEMENT (this “Agreement”) is made and dated as of September 27, 2007 by and between RIB-X PHARMACEUTICALS, INC., a Delaware corporation with a mailing address at 300 George Street, New Haven, Connecticut 06511 (the “Company”) and CONNECTICUT INNOVATIONS, INCORPORATED, a Connecticut corporation with its head office located at 200 Corporate Place, 3rd Floor, Rocky Hill, Connecticut 06067 (“CII”).

WHEREAS, the Company and CII are parties to (i) that certain Agreement Concerning Convertible Note and Connecticut Presence dated as of September 19, 2001, as amended by that certain Amendment to Put Agreement dated as of December 6, 2001 (as so amended and as further amended from time to time, the “Original Put Agreement”), and (ii) that certain Construction Loan Agreement dated as of July 22, 2002 (as amended from time to time, the “Loan Agreement”);

WHEREAS, in connection with the Loan Agreement, the Company issued to CII a certain Stock Subscription Warrant dated on or about July 22, 2002 to purchase up to 500,000 shares of common stock of the Company (as amended from time to time, the “Original Warrant”);

WHEREAS, pursuant to the Original Put Agreement, CII has certain rights to put certain securities issued to it by the Company in the event that the Company fails to maintain a presence in the State of Connecticut;

WHEREAS, pursuant to the Loan Agreement, the Company has certain obligations to maintain a presence in the State of Connecticut as long as obligations thereunder remain outstanding;

WHEREAS, pursuant to the Original Warrant, CII has certain rights to put the Original Warrant and any shares of capital stock issued thereunder in the event that the Company fails to maintain a presence in the State of Connecticut;

WHEREAS, pursuant to a certain Modification Agreement dated as of the date hereof between the Company and CII (as amended from time to time, the “Modification Agreement”), the Loan Agreement and certain agreements and instruments executed in connection therewith have been amended in certain respects;

WHEREAS, in connection with the Modification Agreement, the Company issued to CII a certain Stock Subscription Warrant dated as of the date hereof to purchase up to 52,717 shares of common stock of the Company (as amended from time to time, the “New Warrant”);

WHEREAS, in connection with the Modification Agreement, the Company and CII wish to enter into this Agreement relating to the obligations of the Company to maintain a presence in the State of Connecticut, and the put rights of CII with respect to any breach thereof; and

WHEREAS, the Company and CII wish to have this Agreement supersede and replace the Connecticut presence obligations of the Company, and the related put rights of CII with respect to any breach thereof, as contained in the Original Put Agreement, Original Warrant and Loan Agreement;

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants set forth herein, agree as follows:

SECTION 1. DEFINITIONS. For all purposes of this Agreement, the following terms shall have the meanings set forth below or in the section of this Agreement following such term.

Capital Stock means any authorized shares of the Company’s capital stock, including all classes of common, preferred, voting and nonvoting capital stock of the Company, and including without limitation the Common Stock and Preferred Stock.

Commission means the Securities and Exchange Commission and any successor agency of the federal government administering the Securities Act.

Common Stock means all classes of the common stock of the Company.

Convertible Securities means any evidence of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Capital Stock.

Current Market Price means, as of any date, and with respect to one (1) share of Common Stock, the average of the daily closing prices for the thirty (30) consecutive business days ending five (5) business days before the day in question (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 30-business day period). The closing price for each day shall be the average of last reported bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading (or if the Common Stock is not at the time listed or admitted for trading on any such exchange then such price shall be equal to the average of the last reported bid and asked prices on such day as reported by The National Quotation Bureau Incorporated or any similar reputable quotation and reporting service, if such quotation is not reported by The National Quotation Bureau Incorporated); provided, however, that if the Common Stock is not traded in such manner that the quotations referred to herein are available for the period required hereunder, the Current Market Price shall be determined in good faith by the Board of Directors of the Company or, if such determination cannot be made or is reasonably objected to by CII within twenty (20) days of its notification thereof, by a nationally recognized independent investment banking firm (which has no past or present relationship with the Company or CII) selected in good faith by the Board of Directors of the Company, or if such selection cannot be made or is reasonably objected to by CII within twenty (20) days of its notification thereof, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in New Haven, Connecticut in accordance with its rules.

Note means any promissory note (of any type) issued by the Company and held by CII, including without limitation any line of credit notes, any demand notes and any promissory notes which are Convertible Securities as well as that certain Construction Note in the principal amount of $3,100,000 dated July 12, 2002 (as amended pursuant to the Modification Agreement and as further amended from time to time) issued by the Company to CII in connection with the Loan Agreement.

Notice of Put has the meaning set forth in Section 2.2.

Person means any individual, corporation, limited liability company, association, partnership, limited partnership, trust or estate, or government (or any agency or political subdivision thereof), or any other entity.

Preferred Shares means shares of any series of preferred stock of the Company which are authorized as of the date hereof or which may at any time thereafter be authorized from time to time.

Put has the meaning set forth in Section 2.1. The term “Put”, when used as a verb, shall also mean CII’s exercise of the Put.

Put Closing has the meaning set forth in Section 3(a).

Put Date has the meaning set forth in Section 3(a).

Put Price means, at any date:

(a) as to any Note, (i) with respect to the Put of all of such Note, the then entire outstanding principal amount of, and accrued and unpaid interest on, such Note, as well as a prepayment premium in an amount sufficient to provide the Required Rate of Return on the original principal amount (even if not then outstanding) for the period of time from the date of the issuance of the Note until and through the date of its prepayment, and (ii) with respect to the Put of any portion of such Note, the outstanding principal amount of, and accrued and unpaid interest on, such portion of such Note that is the subject to such Put as indicated in CII’s Notice of Put relating thereto, as well as a prepayment premium in an amount sufficient to provide the Required Rate of Return on the Put portion of the principal amount under such Note for the period of time from the date of issuance of the Note until and through the date of its prepayment under the Put; and

(b) as to any Share then outstanding, the greater of:

(i) the Current Market Price of such Share (adjusted for the applicable conversion ratio of a Preferred Share to Common Stock if such Share is a Preferred Share); and

(ii) an amount equal to the aggregate amount of money paid by CII to the Company to purchase such Share (including the purchase price for Shares that may have been issued upon the exercise of any Warrant and the purchase price of Shares that are Convertible Securities and may have been converted into Shares) plus an amount calculated to yield to CII the Required Rate of Return on such money from the date of each such payment through and including the date when the full Put Price is paid to CII; and

(c) as to any Warrant Right, the excess, if any, of the Current Market Price of one (1) Share issuable under such Warrant Right (adjusted for the applicable conversion ratio of a Preferred Share to a Share of Common Stock if such Share is a Preferred Share) over the exercise price per share (as defined and determined under the applicable Warrant) as of such date.

Put Shares has the meaning set forth in Section 2.1.

Required Rate of Return means twenty-five percent (25%) per annum, compounded annually.

Securities Act means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

Share or Shares means those share(s) of Common Stock, Preferred Share(s) or any other shares of Capital Stock held by CII; those share(s) of Common Stock issued upon conversion of any Preferred Share(s) or share(s) of any other Capital Stock issued upon conversion of any Convertible Securities held by CII; or those share(s) of Capital Stock issued upon exercise of any Warrant held by CII.

Warrant means any warrant to subscribe for, purchase or otherwise acquire Capital Stock that is held by CII, including without limitation the Original Warrant and the New Warrant.

Warrant Rights means, as to any Warrant, the rights of CII to purchase Shares upon exercise of such Warrant, with one (1) Warrant Right equaling the right to purchase one (1) Share under such Warrant.

SECTION 2. RIGHT TO PUT NOTE, SHARES AND WARRANT RIGHTS.

2.1. Right to Put. CII shall have the right to sell to the Company, and the Company agrees to purchase from CII, in one or more transactions, all or any part of CII’s Warrant Rights (if any), Shares (if any, the “Put Shares”) or Notes (if any), as indicated in any Notice of Put (as defined in Section 2.2) from CII relating thereto, for the Put Price as to each such Warrant Right, Put Share or Note and on the terms and conditions herein set forth (the “Put”).

2.2. Method of Exercise. On the terms and conditions herein set forth, CII may exercise its rights hereunder to sell all or any part of any of its Warrant Rights, Put Shares or Notes by delivering to the Company a notice of Put (a “Notice of Put”) in the form attached hereto as Annex A.

2.3. Time of Exercise.

(a) The right of CII to Put all or any portion of any of its Shares, Warrant Rights or Notes shall become exercisable immediately upon the Company’s breach of the covenant to maintain a Connecticut Presence (as defined in Section 2.4) pursuant to Section 2.4.

(b) Any and all rights of CII to exercise its Put as to any Warrant Rights, Put Shares or Notes shall terminate, as to such Warrant Rights, such Put Shares or such Notes, upon the sale or other transfer by CII to any other Person not affiliated with CII of (x) its Warrant applicable to such Warrant Rights, (y) such Put Shares or (z) such Notes.

(c) Any and all rights of CII to exercise its Put as to any Put Shares or Warrant Rights shall terminate at such time as all of the Put Shares or Shares underlying the Warrant Rights, as applicable. may be sold (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to Rule 144(k) promulgated under the Securities Act, but in the case of (i) or (ii), only after the termination of any applicable “lock-up” restrictions and, in the case of (ii), only if the Common Stock is then listed for trading on a national securities exchange.

2.4. Connecticut Presence. Notwithstanding any other provision of this Agreement, as long as CII owns all or any portion of any Warrants, any Shares, any Notes or any other securities of the Company that are not freely saleable to the public pursuant to a public registration (including until the expiration of any applicable underwriter’s lock-up agreement to which CII is a party), the Company shall not relocate (as that term is defined in Section 32-5a of the Connecticut General Statutes) outside of the State of Connecticut and shall maintain a Connecticut Presence (as defined in this Section 2.4). A “Connecticut Presence” shall mean, collectively, (a) maintaining the Company’s principal place of business in the State of Connecticut, (b) basing a majority of the Company’s employees and those of its subsidiaries in the State of Connecticut, (c) basing the Company’s operational functions, including customer service and research and development, in the State of Connecticut, and (d) conducting a majority of the Company’s administrative functions in the State of Connecticut. For purposes of determining whether the Company is in compliance with this Connecticut Presence covenant, the assets, revenues and employees of any business acquired by the Company on an arm’s-length basis from a non-affiliate of the Company (provided such acquired business had been operating for at least one (1) year prior to the acquisition) shall be excluded and disregarded. In addition, it shall not constitute a violation of this covenant, if the Company ceases to maintain a Connecticut Presence by virtue of an acquisition of the Company in connection with which CII receives a liquidation distribution with respect to, or cash, securities or other property in exchange for, all of the Shares and Warrants held by CII on substantially the same terms as the other holders of the same class and series of Shares and Warrants and receives full repayment of all Notes.

2.5. Exclusive Remedy. The right of CII to Put all or any portion of any of its Shares, Warrant Rights or Notes shall be the sole and exclusive remedy of CII for the Company’s breach of any of the covenants contained in Section 2.4.

SECTION 3. CLOSING.

(a) The closing (the “Put Closing”) of any purchase and sale of all or any portion of any Warrant Rights, Put Shares or Notes pursuant to Section 2 hereof shall be held on that date (the “Put Date”) mutually agreed to by the Company and CII and which is no later than the sixtieth (60th) day after CII’s delivery of the applicable Notice of Put to the Company.

(b) At any Put Closing, CII will deliver, as applicable and subject to the applicable Notice of Put, its Warrant, its Note or the certificates representing its Put Shares, duly endorsed for transfer to the Company, and the Company will deliver to CII the Put Price for any Warrant Rights, any Notes and any Put Shares made the subject of the Notice of Put in cash, certified or bank check, or by wire transfer. If CII shall have sold less than all of its Warrant Rights under the Warrant so delivered, the Company shall deliver to CII a new Warrant (as requested by CII) evidencing the Warrant Rights of CII not made the subject of the Notice of Put. If CII shall have sold less than the entire outstanding principal under any Note so delivered, the Company shall deliver to CII a new Note (as requested by CII) evidencing outstanding indebtedness to CII not made the subject of the Notice of Put.

SECTION 4. NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt) or (b) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

if to CII:	with a copy to:

Connecticut Innovations, Incorporated	Gregg J. Lallier, Esq.
200 Corporate Place	Updike, Kelly & Spellacy, P.C.
3rd Floor	One Century Tower
Rocky Hill, CT 06067	265 Church Street
Attn: Kevin Crowley	New Haven, CT 06510

if to the Company:	with a copy to:

Rib-X Pharmaceuticals, Inc.	Mintz, Levin, Cohn, Ferris, Glovsky
300 George Street; Suite 301	and Popeo, P.C.
New Haven, CT 06511	One Financial Center
Attention: President	Boston, MA 02111
Attention: Jonathan L. Kravetz, Esq.

SECTION 5. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Connecticut without regard to its conflict of laws principles.

SECTION 6. HEADINGS. The section headings appear as a matter of convenience only and do not constitute a part of this Agreement and shall not affect the construction hereof.

SECTION 7. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the parties hereto; provided that the Company may not assign its rights or delegate its obligations hereunder.

SECTION 8. SEVERABILITY. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

SECTION 9. COUNTERPARTS; ELECTRONIC SIGNATURES. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute a complete and original instrument but all of which together shall constitute one and the same agreement (notwithstanding that all of the parties are not signatories to the original or the same counterpart, or that signature pages from different counterparts are combined), and it shall not be necessary when making proof of this Agreement or any counterpart thereof to account for any other counterpart, and the signature of any party to any counterpart shall be deemed to be a signature to and may be appended to any other counterpart. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or other electronic means is to be treated as an original document. The signature of any party on any such document, for purposes hereof and thereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile or other electronic document is to be re-executed in original form by the parties which executed the facsimile or electronic document. No party may raise the use of a facsimile machine or other electronic means or the fact that any signature was transmitted through the use of a facsimile machine or other electronic means as a defense to the enforcement of this Agreement.

SECTION 10. JURISDICTION AND SERVICE OF PROCESS. Any legal action or proceeding with respect to this Agreement shall be brought only in the courts of the State of Connecticut or of the United States of America for the District of Connecticut. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the party at its address set forth in the Purchase Agreement.

SECTION 11. TRIAL BY JURY. EACH OF THE COMPANY AND CII HEREBY WAIVES ITS RIGHT TO CLAIM A TRIAL BY JURY WITH RESPECT TO ANY ACTION BY OR AGAINST ANY OTHER PARTY ARISING HEREUNDER.

SECTION 12. PRIOR CONNECTICUT PRESENCE COVENANTS AND PUT AGREEMENTS SUPERSEDED. This Agreement supersedes and replaces (a) Section 9.22 of the Loan Agreement, (b) the Original Put Agreement and (c) Section 13 of the Original Warrant.

[INTENTIONALLY LEFT BLANK - SIGNATURE PAGE FOLLOWS]

[signature page to Amended and Restated Put Agreement- Rib-X Pharmaceuticals, Inc.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf as of the date first set forth above.

RIB-X PHARMACEUTICALS, INC.

By:	/s/ Susan Froshauer

Its President & CEO

CONNECTICUT INNOVATIONS, INCORPORATED

By:	/s/ Peter Longo
Peter Longo
Its Deputy Director, EVP & CIO

Annex A

Notice of Put

1. In accordance with a Put Agreement (the “Put Agreement”) dated as of September 27, 2007 between the undersigned (“CII”) and Rib-X Pharmaceuticals, Inc. (the “Company”), the undersigned hereby exercises its right to sell:

[check where applicable]

☐ its rights to purchase                      (                ) Shares, which the undersigned is entitled to purchase by the terms of the Warrant (the “Warrant”) dated as of                  , 200     issued by the Company in the name of CII; and/or

☐ Put Shares which are Preferred Stock. The number of such shares is                  and the class and series of such Preferred Stock is                     ; and/or

☐ Put Shares which are Common Stock. The number of such shares is                 ; and/or

☐ $         of the outstanding principal under the Note issued by the Company to CII in the original principal amount of $         dated as of                  , 200     (the “Note”).

2. Attached hereto is the Warrant held by CII and/or the Note held by CII that is being Put.

3. The Put Price is to be paid in the manner set forth in the Put Agreement.

4. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Put Agreement.

5. If this Notice of Put does not relate to all Shares covered by the Warrant, the name in which a new Warrant is to be issued for the Shares not covered hereby is:

6. If this Notice of Put does not relate to all outstanding principal under the Note, the name in which a new Note is to be issued for the indebtedness not covered hereby is:

7. Other Instructions:

CONNECTICUT INNOVATIONS, INCORPORATED

By:

Its

Dated:

PUT TERMINATION AGREEMENT

THIS PUT TERMINATION AGREEMENT (this “Agreement”) is made and dated as of January 10, 2011, by and between RIB-X PHARMACEUTICALS, INC., a Delaware corporation with a mailing address at 300 George Street, New Haven, Connecticut 06510 (the “Company”) and CONNECTICUT INNOVATIONS, INCORPORATED, a Connecticut corporation with its head office located at 200 Corporate Place, 3rd Floor, Rocky Hill, Connecticut 06067 (“CII”).

WHEREAS, the Company and CII were parties to (i) that certain Agreement Concerning Convertible Note and Connecticut Presence dated as of September 19, 2001, as amended by that certain Amendment to Put Agreement dated as of December 6, 2001 (as so amended, the “Original Put Agreement”), and (ii) that certain Construction Loan Agreement dated as of July 22, 2002 (as amended from time to time, the “Loan Agreement”), in connection with which the Company issued to CII a certain Stock Subscription Warrant on or about July 22, 2002 to purchase up to 500,000 shares of common stock of the Company (as amended from time to time, the “Original Warrant”);

WHEREAS, pursuant to a certain Modification Agreement dated as of September 27, 2007, between the Company and CII, the Loan Agreement and certain agreements and instruments executed in connection therewith were amended in certain respects, the Company issued to CII a certain Stock Subscription Warrant dated as of September 27, 2007 to purchase up to 52,717 shares of common stock of the Company (as amended from time to time, the “Current Warrant”), and the Company and CII entered into an Amended and Restated Put Agreement (the “Current Put Agreement”) which superseded and replaced the Connecticut presence obligations of the Company, and the related put rights of CII with respect to any breach thereof, as contained in the Original Put Agreement, the Original Warrant and the Loan Agreement; and

WHEREAS, CII wishes to purchase certain Senior Convertible Demand Promissory Notes (the “Notes”) pursuant to the terms of Senior Convertible Demand Promissory Note Purchase Agreement, of even date herewith, among the Company, CII and the other Purchasers named therein (the “Note Purchase Agreement”) and the Company is willing to issue and sell the Notes to CII upon and subject to the terms and conditions set forth in the Note Purchase Agreement and the other agreements contained herein.

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants set forth herein, and for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, agree that from and as of the date hereof, (i) each of the Current Put Agreement and Section 13 of the Current Warrant shall terminate and be of no further force of effect without any liability or obligation on the part of the Company or CII, (ii) the Company shall have no obligation to CII to maintain a Connecticut Presence (as defined in the Current Put Agreement) and (iii) CII shall have no put right with respect to all or any portion of its shares, warrants, notes or any other securities of the Company. For the avoidance of doubt, each of the following obligations of the Company, which were superseded by the aforementioned Current Put Agreement, shall continue to be of no further force or effect: (a) Section 9.22 of the Loan Agreement, (b) the Original Put Agreement and (c) Section 13 of the Original Warrant; provided, however, that all other provisions of the Original Warrant shall remain n full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf as of the date first set forth above.

RIB-X PHARMACEUTICALS, INC.

By:	/s/ Mark Leuchtenberger
Name:	Mark Leuchtenberger
Title:	CEO

CONNECTICUT INNOVATIONS, INCORPORATED

By:	/s/ Peter Longo
Name:	Peter Longo
Title:	President & Executive Director

Signature Page to Put Termination Agreement